Exhibit 10.8

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of February 25, 2009 (this “Agreement”), among M2 GLOBAL LTD., a company registered in Antigua and Barbuda (the “Company”), and GLOBAL ASSET FUND LTD. a Cayman Islands Corporation or any subsequent holder of the Company’s $338,000.00 Promissory Note due September 30, 2009 (the “Note”) (individually and collectively referred to as, the “Secured Party”). The Company is referred to herein as a “Debtor”.

W I T N E S S E T H:

WHEREAS, pursuant to the Note, the Secured Party has agreed to extend the loan to the Company evidenced by the Note;

WHEREAS, in order to induce the Secured Party to extend the loan evidenced by the Note, Debtor has agreed to execute and deliver to the Secured Party this Agreement and to grant the Secured Party a perfected security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Note.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the United States Uniform Commercial Code (“UCC”), as adopted under the laws of the State of New York (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following personal property of the Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any legal claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Collateral (as defined below):

(i) Patents issued or assigned to and all patent applications made by Debtor and all exclusive licenses to Debtor from third parties or other rights to use patents owned by such third parties, including, without limitation, the patents, patent applications and exclusive licenses covered by U.S. Patent No. 5,930,474 (the “Patent”) and those listed on Schedule F hereto, along with any and all (1) inventions and improvements described and claimed therein, (2) reissues, divisions, continuations, extensions and continuations-in-part thereof, (3) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (4) rights to sue for past, present and future infringements thereof, and (5) any other rights corresponding thereto throughout the world (collectively, “Patents”);

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Patent, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents (including the Patent), patent applications, copyrights, and income tax refunds;

(iii) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iii) above.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law; provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of England and Wales, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United

Kingdom Copyright Office, (ii) all letters patent of the European Union or England and Wales, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the European Union or England and Wales, or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United Kingdom Patent and Trademark Office or in any similar office or agency of England and Wales, or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of England and Wales, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) “Knowledge” shall mean with respect to a natural person, the actual knowledge of such person after reasonable inquiry, and with respect to a person that is an entity, the actual knowledge of such entity’s officers with principal responsibility for the entity’s operations after reasonable inquiry.

(d) “Necessary Endorsement” shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined below) may reasonably request.

(e) “Obligations” means all of the Debtor obligations under this Agreement, the Note, the Pledge and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Note; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtor from time to time under or in connection with this Agreement, the Note, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f) “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as its memorandum of association, a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as articles of association, bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g) “UCC” means the Uniform Commercial Code of the State of New York, United States of America and or any other similar applicable law regarding commercial transactions of any state or country which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that the UCC be used as a reference for definition of terms to the extent not contrary to the law governing this Agreement and that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense.

2. Grant of Perfected Security Interest. As an inducement for the Secured Party to extend the loan as evidenced by the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party a continuing and perfected security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral of such Debtor (the “Security Interest”).

3. Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, Debtor shall deliver or cause to be delivered any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with any endorsement necessary to the assignment and transfer thereof. The Debtor are, contemporaneously with the execution hereof, delivering to Agent, or have previously delivered to Agent, a true and correct copy of each Organizational Document governing any of the Collateral.

4. Representations, Warranties, Covenants and Agreements of the Debtor. Debtor represents and warrants to and covenants and agrees with, the Secured Party as follows:

(a) Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by

Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by Debtor. This Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Debtor has no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c) Except set forth on Schedule B attached hereto, (i) the Debtor is the sole owners of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interest, and (ii) there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(d) To the best Knowledge of any Debtor, no written claim has been received that any Collateral or Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best Knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least 30 days prior to such relocation written notice of such relocation and the new location thereof.

(f) This Agreement creates in favor of the Secured Party a valid, security interest in the Collateral, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing shall have been duly perfected. Without limiting the generality of the foregoing, except for the filing described in the immediately following paragraph, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Secured Party hereunder.

(g) Debtor hereby authorizes the Secured Party, or any of them, to file the appropriate form with the Companies House, London, England, or with whatever agency may be necessary, including but not limited to United State Patent and Trademark Office, evidencing the charge against assets of the Company evidenced by the Note and this Agreement, with respect to the security interest hereby created with the proper filing and recording agencies in any jurisdiction deemed proper by them.

(h) The execution, delivery and performance of this Agreement by the Debtor does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor, or (ii) except as described on Exhibit B, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. Except as described on Schedule B, no further consent (including, without limitation, from stockholders or creditors of any Debtor) is required for any Debtor to enter into and perform its obligations hereunder.

(i) The Company is the legal and beneficial owner of the Patent, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement, except as described on Schedule B.

(j) Unless the Agent (as defined in Section 18) in its sole discretion, consents in writing to a senior lien, Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall be terminated pursuant to this Agreement. Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Debtor shall safeguard and protect all Collateral for the account of the Secured Party. Without limiting the generality of the foregoing, Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and Debtor shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(k) Debtor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business and sales of inventory by a Debtor in its ordinary course of business) without the prior written consent of Secured Party, except as described on Schedule B.

(1) Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(m) Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Note) exists and if the proceeds arising out of any claim or series of related claims do not exceed (US)$10,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor, provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of (US) $10,000 for any occurrence or series of related occurrences shall be paid to the Agent and, if received by such Debtor, shall be held in trust for and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(n) Debtor shall, within ten (10) days of obtaining Knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’ security interest therein.

(o) Debtor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement, substantially in a form acceptable to the Secured Party, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(p) Debtor shall permit the Secured Party and their representatives and agents to inspect the Collateral at any time during normal working hours and upon giving reasonable notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Party from time to time.

(q) Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(r) Debtor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

(s) The Debtor shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(t) Neither Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Party of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected Security Interest granted and evidenced by this Agreement.

(u) No Debtor may consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Party, which shall not be unreasonably withheld, except to the extent such consignment or sale does not exceed 15% of the total value of all of the Company’s finished goods in Inventory.

(v) No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Party and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(w) Debtor was organized and remains organized solely under the laws set forth next to such Debtor’s name in the first paragraph of this Agreement. Schedule D attached hereto sets forth Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(x) (i) The actual name of Debtor is the name set forth in the preamble above; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the Secured Party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Agent.

(bb) Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor. Further, Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” of Debtor with any other person or entity.

(cc) Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” to reflect the Security Interest of Secured Party.

(dd) If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Secured Party, to be entered into and delivered to the Secured Party.

(ee) To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Party.

(ff) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Secured Party in notifying such third party of the Secured Party’s security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance satisfactory to the Secured Party.

(gg) If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Party in a writing signed by such Debtor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

(hh) Debtor shall immediately provide written notice to the Secured Party of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interest in such accounts and proceeds thereof, shall execute and deliver to the Secured Party an assignment of claims for such accounts and cooperate with the Secured Party in taking any other steps required, in their judgment, under the United States Federal Assignment of Claims Act or any similar government statute or rule to perfect or continue the perfected status of the Security Interest in such accounts and proceeds thereof.

(ii) Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtor. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Secured Party may reasonably request. Upon delivery of the foregoing to the Secured Party, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtor, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtor” shall be deemed to include each Additional Debtor.

(jj) In the event that, upon an occurrence of an Event of Default, Agent shall sell all or any of the Collateral to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Collateral, Debtor shall, to the extent applicable: (i) deliver to Agent or the Transferee, as the case may be, the memorandum of association, articles of incorporation, articles of association, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtor and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtor and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by Agent and allow the Transferee or Agent to continue the business of the Debtor and their direct and indirect subsidiaries.

(kk) Without limiting the generality of the other obligations of the Debtor hereunder, Debtor shall promptly (i) cause to be registered in each relevant jurisdiction all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property so registered to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(11) Debtor will from time to time, at the expense of the Secured Party, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(mm) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtor as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtor have been duly recorded under relevant and applicable law and all material copyrights of the Debtor have been duly recorded under relevant and applicable law.

(nn) None of the account Debtor or other persons or entities obligated on any of the Collateral is a governmental authority.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Note) under the Note;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by any Debtor to observe or perform any of its obligations hereunder for ten (10) days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d) If a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability of any provisions of this Agreement, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7. Duty To Hold In Trust.

(a) Upon notice of the occurrence of any Event of Default and at any time thereafter, Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

(b) If any Debtor shall become entitled to receive or shall receive any property (including, without limitation, shares or instruments representing Collateral acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Collateral (whether as an addition to, in substitution of, or in exchange for, such Collateral or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Party; (ii) hold the same in trust on behalf of and for the benefit of the Secured Party; and (iii) to deliver any and all certificates or instruments evidencing the same to Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Agent subject to the terms of this Agreement as Collateral.

8. Rights and Remedies Upon Default.

(a) Upon notice of the occurrence of any Event of Default and at any time thereafter, the Secured Party, acting through any agent appointed by them for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the applicable law. Without limitation, the Secured Party shall have the following rights and powers:

(i) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and Debtor shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Secured Party, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtor by Agent, all rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owners thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) Upon notice to any Debtor, the Secured Party shall have the right to operate the business of Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv) The Secured Party shall have the right (but not the obligation) to notify any account Debtor and any obligors under instruments or accounts to make payments directly to the Secured Party and to enforce the Debtor’ rights against such account Debtor and obligors.

(v) The Secured Party may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Party or their designee.

(vi) The Secured Party may (but are not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor into the name of the Secured Party or any designee or any purchaser of any Collateral.

(b) The Agent may comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Debtor will only be credited with payments actually made by the purchaser. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Party, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations of the Secured Party (based on then-outstanding principal amounts of Note at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the rate of 10% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, Debtor waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

11. Costs and Expenses. Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Debtor shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Debtor will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

12. Responsibility for Collateral. The Debtor assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor the Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor the Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or the Secured Party of any payment relating to any of the Collateral, nor shall the Agent or the Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or the Secured Party may be entitled at any time or times.

13. Security Interest Absolute. All rights of the Secured Party and all obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Debtor waives all right to require the Secured Party to proceed against any other person or entity or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy.

14. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtor contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

(a) Debtor authorizes the Secured Party, and does hereby make, constitute and appoint the Secured Party and their respective officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Party or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Debtor, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Party, and at the expense of the Debtor, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Party deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Note all as fully and effectually as the Debtor might or could do; and Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the applicable authorities.

(b) On a continuing basis, Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Party the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Debtor hereby irrevocably appoints the Secured Party as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Party. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Note).

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Party shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’s rights and remedies hereunder.

18. Appointment of Agent. The Secured Party hereby appoints the party designated in Annex B attached hereto (the “Agent”) to act as its agent for purposes of exercising any and all rights and remedies of the Secured Party hereunder. Such appointment shall continue until revoked in writing by the Secured Party, at which time the Secured Party shall appoint a new Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19. Miscellaneous.

(a) No course of dealing between the Debtor and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with Antigua and Barbuda law. Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the courts sitting in London, England. Debtor hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in London, England for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) All Debtor shall jointly and severally be liable for the obligations of Debtor to the Secured Party hereunder.

(k) Debtor shall indemnify, reimburse and hold harmless the Secured Party and its members, shareholders, officers, directors, employees and agents (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Note or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(1) Nothing in this Agreement shall be construed to subject Agent or the Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or the Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until the Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtor hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

DEBTOR:

M2 GLOBAL LTD.

By:	/s/ Michael A. Muscato
Name: Michael A. Muscato
Title: Chairman

SECURED PARTY:

GLOBAL ASSET FUND LTD.

By:	/s/ Gary T. Hirst
Name: Gary T. Hirst
Title: President, Axiat, Inc., Investment Manager

SCHEDULE A

Principal Place of Business of Debtor:

M2 Global Ltd.

Old Parham Road

St. John’s, Antigua and Barbuda

Locations Where Collateral is Located or Stored:

M2 Global Ltd.

Old Parham Road

St. John’s, Antigua and Barbuda

SCHEDULE B

SCHEDULE C

United States Patent and Trademark Office

D.C. Recorder of Deeds

SCHEDULE D

Organizational Identification Numbers

Organizational identification numbers do not exist.

SCHEDULE E

Names; Mergers and Acquisitions

SCHEDULE F

Intellectual Property

U.S. Patent No. 5,930,474

Geomas®

Geotag®

When Where Matters™

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